EXHIBIT 10.2

                       MARKETING AND CONSULTING AGREEMENT

      This Marketing and Consulting Agreement (hereinafter the "Agreement") is made and executed this 29th day of September, 1999 between The Guitron
Corporation (hereinafter the "Corporation"), a Canadian corporation with principal offices at 38 Place du Commerce, Suite 230, Nuns' Island, Montreal, Quebec Canada H38 1T8 and Marvin Chankowsky (hereinafter the "Contractor") with offices at 34 Belsize, Hampstead, Quebec, Canada H3X 3J8.

      1. Recitals

            1.1 The Corporation is presently developing a musical instrument known as the GUITRON. The GUITRON is an easy play guitar like instrument which looks and sounds like a traditional guitar but is different in that it relies on unique technological features for its playing and its sound. The Corporation expects to complete commercial development of the GUITRON within the next six to twelve months.

            1.2 Contractor desires to actively and diligently promote the sale and use of the GUITRON within the Territory, as that term is hereinafter defined, and has the knowledge, expertise, and resources to do so.

            1.3 The Corporation is willing to grant Contractor the non-exclusive right to market the GUITRON in the Territory, as that term is hereinafter defined, under the terms and conditions hereinafter set forth.

      Now, therefore, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

      2. Definitions

            2.1 Agreement. This document and any annex, exhibit, attachment, schedule, addendum, or modification hereto, unless the context otherwise indicates.

            2.2 Contractor. Marvin Chankowsky

            2.3 Customer. Any purchaser of a GUITRON.

            2.4 GUITRON. An easy play guitar like musical instrument currently being developed by the Corporation.


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            2.5 MBC  Marketing  Ltd. A  marketing  and sales  promotion  company affiliated with and controlled by the Contractor

            2.6 Technical Information. Includes all know-how, designs, drawings, specifications, catalogs, data sheets, sales and technical bulletins, service manuals, mechanical diagrams, and all other information, whether or not reduced to writing, relating to the design, manufacture and use of the GUITRON, as well as any other information relating to the business of the Corporation that may be divulged to the Contractor in the course of its performance of this Agreement and that is not generally known in the trade.

            2.7 Territory. (i) North America; and (ii) any additional geographic areas that may be mutually agreed upon by the Corporation and the Contractor.

            2.8  The   Corporation.   The   Guitron   Corporation,   a  Canadian
corporation.

      3. Engagement and Scope

            3.1 Engagement. Subject to the terms and conditions , and for the term, of this Agreement, the Corporation hereby engages the Contractor on a non-exclusive basis, to market the GUITRON in the Territory and the Contractor hereby accepts such engagement and agrees to use its best efforts to market and develop demand for the GUITRON within the Territory and agrees to conduct its activities in accordance with the terms and conditions of this Agreement and to devote such time and attention to the performance of the duties entailed by such engagement, as shall be required therefor.

            3.2 Independent Contractor Status. The Contractor shall be an independent contractor, therefore:

                  (a) Neither the Contractor nor any affiliate of the Contractor shall be or be considered to be an agent, representative or employee of the Corporation. The
                        Contractor is not granted and shall not exercise the right or authority to assume or create any obligation or responsibility, including without limitation contractual obligations and obligations based on warranties or
                        guarantees,   on  behalf  of  or  in  the  name  of  the
                        Corporation. The Contractor shall not misrepresent its authority to any third party.


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                  (b)   The detailed  operations  of the  Contractor  under this
                        Agreement shall be subject to the sole control and management of the Contractor. Except for expressly
                        approved  out  of  pocket   expenses   incurred  by  the
                        Contractor   hereunder,    the   Contractor   shall   be
                        responsible for all of its own expenses and employees. The Contractor agrees that it shall incur no expense
                        chargeable  to  the   Corporation,   except  as  may  be
                        specifically authorized by this Agreement.

      4. Product Acceptance and Delivery

            4.1 Orders Subject to Acceptance. All orders for GUITRONS that result from the marketing efforts of the Contractor hereunder shall be subject to acceptance by the Corporation.

            4.2 Delivery of Products. The Corporation will use its best efforts to fill accepted GUITRON orders resulting from the marketing efforts of the Contractor as promptly as practicable, subject, however, to delays caused by transportation conditions, labor or material shortages, strikes or other labor difficulties, fire or other natural disaster, or other cause of whatever nature beyond the immediate control of the Corporation.

      5. Obligations of the Contractor.

            5.1 Sales Promotion. The Contractor, directly, or through a separate contract with MBC Marketing Ltd., shall use its best efforts to promote the sale and use of the GUITRON by potential Customers within the Territory. For that purpose, the Contractor hereby undertakes to conduct the following activities:
(i) subject to approval of the Corporation's Board of Directors, to devise and develop a marketing plan or plans for the Territory; and (ii) to assist the Corporation to implement the marketing plan or plans for the Territory.

            5.2 Facilities and Personnel. The Contractor shall maintain, at its own expense, such office space and facilities, and hire and train such personnel, as may be required to carry out its obligations under this Agreement.

      6. Obligations of the Corporation

            6.1 Notification of Changes. The Corporation shall notify the Contractor of any changes in or affecting the GUITRON or prices, terms, and conditions of sale,


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sales,  policies,  projected delivery dates, schedule changes, and other matters that the Corporation determines may affect the procurement, processing and/or completion of orders attributable to the Contractor.

            6.2 Payment of Compensation to Contractor. In consideration of the services to be performed by the Contractor hereunder, the Corporation agrees to compensate the Contractor as follows:

            6.2.1 Issuance of Stock. Upon execution of this Agreement, the Corporation shall issue 10,000 shares of its common stock to Contractor.

            6.2.2 Issuance of Additional Stock. The Corporation agrees to issue up to an additional 440,000 shares of its common stock to Contractor based upon the net receipts realized by the Corporation from accepted, fulfilled and completed GUITRON orders within the Territory during the term of this Agreement that are the clear and direct result of the marketing efforts of Contractor, (such directly attributable net receipts realized by the Corporation from Guitron sales within the Territory during the term of this Agreement are hereinafter referred to as the "Net Receipts") as follows:

      (i)   10,000 shares for every Cdn $100,000 of Net Receipts.

            6.2.3 Sales Commissions.

      (i) During the stock earn out period referred to in Paragraph 6.2.2 above, Contractor shall be entitled to a sales commission equal to 3% of the Net Receipts.

      (ii) During the period subsequent to the stock earn out period referred to in Paragraph 6.2.2 above, and throughout the remaining term of this Agreement, Contractor shall be entitled to a sales commission equal to 6% of the Net Receipts.

            6.3 Effect of Merger or Acquisition. In the event that during the term of this Agreement, the Corporation is acquired by or merged into another corporation with the result that shareholders of the Corporation at the time of such merger or acquisition receive shares of stock in the acquiring corporation or surviving corporation, as the case may be, in exchange for their stock in the Corporation, Contractor will exchange all his shares in the Corporation on the same basis as such other shareholders. Additionally, subsequent to such merger or acquisition, in lieu of receiving stock of the Corporation to which Contractor may be entitled pursuant to Paragraph 6.2.2 above, Contractor shall receive shares in the acquiring or surviving entity, as the case may be, in an amount that reflects the exchange rate provided for in such merger or acquisition. By way of example, assume there is an acquisition of the Corporation prior to any earn out of shares pursuant to said Paragraph 6.2.2 and that pursuant to such


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acquisition, shareholders of the Corporation receive two shares of the acquiring corporation in exchange for every one share they own in the Corporation. Under this circumstance, Contractor would be entitled to 20,000 shares of the acquiring corporation for every Cdn $100,000 of Net Receipts (up to a maximum of 880,000 shares)

      7. Representations and Warranties.

            7.1 Representations and Warranties of the Contractor. The Contractor represents and warrants the following:

            7.1.1 Authority to Enter into Agreement. The Contractor represents and warrants that it has full right, power and authority to enter into this Agreement and to perform the same in accordance with the terms, provisions and conditions hereof and in the manner herein specified.

            7.1.2 Scope of Promotional and Solicitation Activities. The Contractor represents and warrants that it shall limit its promotional activities with respect to the GUITRON to Customers located within the Territory.

            7.1.3 Investment Representations. The Contractor represents and warrants that with respect to any stock issued to it pursuant to this Agreement that (i) Contractor will acquire such shares for investment, for its own account and not with a view to their resale or distribution and does not intend to resell or otherwise dispose of all or any part of such shares unless and until they are subsequently registered under the Securities Act of 1933, as amended, or an exemption from such registration is available; (ii) Contractor has the ability to evaluate the merits and risks of an investment in the Corporation or a successor thereof, based upon its knowledge and experience in financial and business matters; (iii) Contractor understands that there is no current market for such shares and that in the event Rule 144 of the Securities and Exchange Commission hereafter becomes applicable to such shares, any routine sales of the shares made thereunder can be made only in limited amounts in accordance with the terms of Rule 144; (iv) Contractor understands that the Corporation has no obligation to register such shares but that registration will be undertaken by the Corporation; and (v) Contractor understands that before any transfer of any such shares can be made by Contractor, written approval, which shall not be unreasonably withheld, must be obtained from Corporation's counsel and that a legend to this effect will be placed on the shares.

            7.2 Representations and Warranties of the Corporation. The Corporation represents and warrants that it is the sole and exclusive owner of the GUITRON technology, all related patent applications, and any other proprietary information relating to the GUITRON and that it has the sole right and authority to grant the Contractor the right to market, the GUITRON in the Territory.


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      8. Assignment

            This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business, provided however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Contractor agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall obtain between assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement shall not be assigned by the Contractor without the express written consent of the Corporation.

      9. Term and Termination

            9.1 Term. Unless earlier terminated, this Agreement shall continue in full force and effect for an initial term of thirty months, which shall commence at such time that commercial development of the GUITRON has been completed. At the end of such term, this Agreement may be renegotiated by the parties in good faith for a new term.

            9.2 Early Termination. This Agreement may be terminated prior to the end of its term (i) by mutual consent of the parties; (ii) by one party in the case of the declared or admitted insolvency or bankruptcy of the other party; or
(iii) by one party in the case of the other party's failure to fulfill an obligation hereunder and to cure such default within 30 days of the defaulting parties receipt of notice.

      10. Confidentiality and Proprietary Rights

            10.1 Confidentiality of Technical Information and Proprietary Rights. The Contractor shall hold in strict confidence the Technical Information supplied to it by the Corporation and shall not divulge the same to an other person, firm, or corporation without the prior written permission of the Corporation, except as reasonably required to perform its obligations under this Agreement. The Contractor, its agents, and employees shall use their best efforts to maintain such Technical Information secret and confidential and shall exercise the same degree of care for such purpose as the Corporation would normally exercise with respect to a new product or material that the Corporation desires to keep secret and confidential shall survive termination of this Agreement for any reason. Upon termination of this Agreement, the Contractor shall return to the Corporation all Technical Information it then has in its possession.

            10.2 Use of Technical Information and Proprietary Rights. The Contractor shall not, without the Corporation's prior specific written consent, use for any purpose other than implementation of this Agreement any portion of the Technical Information supplied by the Corporation hereunder or any patent, trademark, or other industrial property right of the


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Corporation  nor  copy  any  of  the  Corporation's   designs  of  the  GUITRON.
Acknowledging that the damages sustainable by the Corporation as a consequence of any breach of the Contractor's obligations under this Paragraph 13.2 may be difficult to measure in monetary terms, the Contractor hereby agrees that the Corporation shall be entitled to have the continuation of any such breach permanently enjoined.

            10.3 Protection of Proprietary Rights. The Contractor agrees to cooperate with and assist the Corporation, at the Corporation's expense, in the protection of trademarks or patents, owned by the Corporation and shall inform the Corporation immediately of any infringements or other improper action with respect to such trademarks or patents that shall come to the attention of the Contractor.

      11. Miscellaneous

            11.1 Further Assurances. At any time, and from time to time, after the date of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

            11.2 Notices.Any notice or report required hereunder shall be in writing and shall be given by personal delivery, recognized courier service, telecopier, or prepaid certified mail, return receipt requested, properly addressed or transmitted to the party to whom sent at its or his principal place of business or principal residence. All such notices and reports shall be deemed to have been given or made on the date upon which the same is actually received at the address of the addressee thereof.

            11.3 Complete Agreement. This Agreement constitutes a complete statement of all of the arrangements, understandings and agreements between the parties with respect to the subject matter hereof. All prior memoranda and oral understandings with respect thereto are merged into this Agreement. Except as aforesaid, neither of the parties hereto shall rely on any statement by or in behalf of any other party which is not contained in this Agreement.

            11.4 Interpretation. Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.


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            11.5 Non-Waiver.  The terms,  provisions and covenants  hereinbefore contained shall be specifically enforceable. The failure by either party hereto to enforce any provision of this Agreement shall not operate or be construed as a waiver of any right, power or privilege contained in that provision or any other provision of this Agreement.

            11.6 Headings. The headings of all Articles or within any Articles herein specified are for the convenience of locating information only and shall have no substantive effect on or be construed as assisting in the interpretation of any of the terms, covenants or conditions of this Agreement.

      In Witness Whereof, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                       /s/ Marvin Chankowsky
                                       ------------------------------------
                                       Marvin Chankowsky

                                       THE GUITRON CORPORATION

                                       By:/s/ Richard Duffy
                                       ------------------------------------
                                       Richard F. Duffy, President


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